Exhibit 10.37

ZIMMER BIOMET HOLDINGS, INC.

2009 STOCK INCENTIVE PLAN

THREE-YEAR PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD

Zimmer Biomet Holdings, Inc. (the “Company”) grants you this restricted stock unit (“RSU”) award (“Award”) pursuant to the Company’s 2009 Stock Incentive Plan (“Plan”). Each RSU represents an unfunded, unsecured promise by the Company to deliver one share of Common Stock (“Share”) to you, subject to the fulfillment of the vesting requirements set forth in this agreement and in Annex A to this agreement (collectively, the “Agreement”) and all other restrictions, terms and conditions contained in this Agreement and in the Plan.  Except as may be required by law, you are not required to make any payment (other than payments for Tax-Related Items pursuant to Section 7 hereof) or provide any consideration other than the satisfaction of the vesting requirements.  Capitalized terms that are not defined in this Agreement have the meanings given to them in the Plan.

Important Notice. If you do not wish to receive the RSUs and/or do not consent and agree to the terms and conditions on which the RSUs are offered, as set forth in this Agreement and the Plan, then you must reject the RSUs no later than 60 days following the Grant Date specified in Section 1 hereof. If you reject the Award, any right to the underlying RSUs will be cancelled. Your failure to reject the Award within this 60-day period will constitute your acceptance of the RSUs and your agreement with all terms and conditions of the Award, as set forth in this Agreement and the Plan.

1.Grant Date  _____ __, 20__ (the “Grant Date”).

2.Number of RSUs Subject to this Award  The target number of RSUs subject to this Award was communicated to you separately and is posted to your online Zimmer Biomet long-term incentive plan account (administered as of the Grant Date by Fidelity Stock Plan Services, LLC (“Fidelity”)).

3.Vesting Schedule  This Award is based on a three-year performance period from January 1, 20__ to December 31, 20__ (the “Performance Period”).  No RSUs will be earned unless and until the Committee determines the extent to which the performance criteria set forth in Annex A have been met with respect to the Performance Period.  As soon as practicable following the availability of audited results of the Company for the year ended December 31, 20__, the Committee will determine whether and the extent to which the performance criteria in Annex A have been satisfied and the number of RSUs earned (“Earned RSUs”).  Except as otherwise set forth in Sections 6, 15 and 16 below, provided that you have been continuously employed by the Company or its Affiliates since the Grant Date, the Earned RSUs, if any, will become vested and nonforfeitable on the third anniversary of the Grant Date (or, if later, the date the Committee makes its determination) (the “Scheduled Vest Date”). The period from the Grant Date until the Scheduled Vest Date is referred to in this Agreement as the “Restriction Period”.

4.Stockholder Rights  You will have none of the rights of a holder of Common Stock (including any voting rights, rights with respect to cash dividends paid by the Company on its Common Stock or any other rights whatsoever) until the Award is settled by the issuance of Shares to you.

5.Conversion of Earned RSUs and Issuance of Shares  Subject to the terms and conditions of this Agreement and the Plan, the Company will issue and deliver Shares to you within 60 days after the Scheduled Vest Date for Earned RSUs.  No fractional Shares will be issued under this Agreement.  The Company will not be required to issue or deliver any Shares prior to (a) the admission of such Shares to listing on any stock exchange on which the stock may then be listed, (b) the completion of any registration or other qualification of such Shares under any state or federal law or rulings or regulations of any governmental regulatory body, or (c) the obtaining of any consent or approval or other clearance from any governmental agency, which the Company shall, in its sole discretion, determine to be necessary or advisable.  The Company reserves the right to determine the manner in which the Shares are delivered to you, including but not limited to delivery by direct registration with the Company’s transfer agent.

6.Termination of Employment

(a)For all purposes of this Agreement, the term “Employment Termination Date” shall mean the earlier of (i) the date, as determined by the Company, that you are no longer actively employed by the Company or an Affiliate of the Company, and in the case of an involuntary termination, such date shall not be extended by any notice period mandated under local law (e.g., active employment would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where you are employed or the terms of your employment

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Exhibit 10.37

agreement, if any); or (ii) the date, as determined by the Company, that your employer is no longer an Affiliate of the Company.

(b)(i) A transfer of your employment from the Company to an Affiliate, or vice versa, or from one Affiliate to another, (ii) a leave of absence, duly authorized in writing by the Company, for military service or sickness or for any other purpose approved by the Company if the period of such leave does not exceed ninety (90) days, and (iii) a leave of absence in excess of ninety (90) days, duly authorized in writing by the Company, provided your right to reemployment is guaranteed either by a statute or by contract, shall not be deemed a termination of employment.  However, your failure to return to the employ of the Company at the end of an approved leave of absence shall be deemed a termination.  During a leave of absence as defined in (ii) or (iii), you will be considered to have been continuously employed by the Company.

(c)Except as set forth below, if your Employment Termination Date occurs before the Scheduled Vest Date, all RSUs subject to this Award shall be forfeited and immediately cancelled.

(d)If after you have been continuously employed by the Company or its Affiliates for one year or more from the Grant Date, you terminate employment on account of Retirement or death, all time-based restrictions imposed under this Award will lapse as of your Employment Termination Date, but this Award will continue to be subject to the satisfaction of the performance criteria set forth in Annex A; the number of Earned RSUs, if any, as determined by the Committee, will vest and become nonforfeitable on the Scheduled Vest Date (subject to any applicable requirements described in the definition of “Retirement” in the Plan).

(e)In the event of your death prior to the delivery of Shares issuable pursuant to Earned RSUs under this Agreement, such Shares shall be delivered to the duly appointed legal representative of your estate or to the proper legatees or distributees thereof, upon presentation of documentation satisfactory to the Committee.

7.Responsibility for Taxes

(a)You acknowledge that, regardless of any action taken by the Company or, if different, your actual employer (the “Employer”), the ultimate liability for all income tax (including federal, state and local taxes), social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you or deemed by the Company or the Employer to be an appropriate charge to you even if legally applicable to the Company or the Employer (“Tax-Related Items”) is and remains your responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer.  You further acknowledge that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including the grant of the Award, the vesting or settlement of the RSUs, the conversion of the RSUs into Shares, the subsequent sale of any Shares acquired at vesting or the receipt of any dividends; and (ii) do not commit to, and are under no obligation to, structure the terms or any aspect of the Award to reduce or eliminate your liability for Tax-Related Items or achieve any particular result.  Further, if you are subject to Tax-Related Items in more than one jurisdiction, you acknowledge that the Company or the Employer (or former Employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b)Prior to any relevant taxable or tax withholding event, as applicable, you agree to pay, or make adequate arrangements satisfactory to the Company or to the Employer (in their sole discretion) to satisfy all Tax-Related Items.  In this regard and, if permissible under local law, you authorize the Company and/or the Employer, at their discretion, to satisfy any applicable obligations with respect to all Tax-Related Items in one or a combination of the following: (i) requiring you to pay an amount necessary to pay the Tax-Related Items directly to the Company (or the Employer) in the form of cash, check or other cash equivalent; (ii) withholding such amount from wages or other cash compensation payable to you by the Company and/or the Employer; (iii) withholding from proceeds of the sale of Shares acquired upon settlement of the RSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization or such other authorization, without further consent, as you may be required to provide to the Company or Fidelity (or any other designated broker)); or (iv) withholding in Shares to be issued upon settlement of the RSUs.  If you are a Section 16 officer of the Company under the Exchange Act (“Section 16 officer”) who is primarily providing services in the U.S., withholding obligations for Tax-Related Items shall be satisfied by the mandatory withholding in Shares.  If you are a Section 16 officer who is primarily providing services outside the U.S., any withholding in Shares to satisfy applicable withholding obligations shall be determined by the Committee prior to the applicable withholding event.

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(c)Depending on the withholding method, the Company and /or the Employer may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates in your jurisdiction, including maximum rates applicable in your jurisdiction, in which case you may receive a refund of any over-withheld amount in cash (without any entitlement to the Shares) or, if not refunded, you may seek a refund from the local tax authorities.  You agree that the amount withheld may exceed your actual liability.  If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, you are deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.

(d)Finally, you agree to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described.  The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if you fail to comply with your obligations in connection with the Tax-Related Items.

8.Nature of Grant  In accepting the RSUs, you acknowledge, understand and agree that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, consistent with the Plan’s terms;

(b) the Award is exceptional, discretionary, voluntary and occasional and does not create any contractual or other right to receive future awards of RSUs, or benefits in lieu of RSUs even if RSUs have been awarded in the past;

(c) all decisions with respect to future RSU or other awards, if any, will be at the sole discretion of the Company;

(d) the Award and your participation in the Plan shall not create a right to employment or be interpreted as forming or amending an employment or service contract with the Company, the Employer or any Affiliate of the Company and shall not interfere with the ability of the Company, the Employer or any Affiliate of the Company, as applicable to terminate your employment or service relationship (if any);

(e) your participation in the Plan is voluntary;

(f) the Award, the Shares subject to the RSUs, and the income from and value of same are not intended to replace any pension rights or compensation provided by the Employer or required under applicable law;

(g) the Award and the Shares subject to the RSUs, and the income from and value of same are not part of normal or expected compensation for purposes of calculation of any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday pay, bonuses, long-service awards, pension or retirement benefits or similar mandatory payments;

(h) the future value of the Shares underlying the RSUs is unknown, indeterminable and cannot be predicted with certainty;

(i) no claim or entitlement to compensation arises from forfeiture of RSUs resulting from termination of your employment or other service relationship with the Company or the Employer (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), or resulting from a breach or violation as described in Section 15 or Section 16 below;

(j) unless otherwise provided in the Plan or by the Company in its discretion, the RSUs and the benefits evidenced by this Agreement do not create any entitlement to have the RSUs or any such benefits transferred to, or assumed by, another company, nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares of the Company; and

(k) the following provisions apply only if you are providing services outside the United States: (i) the Award and the Shares subject to the RSUs are not part of normal or expected compensation or salary for any purpose; (ii) neither the Company, the Employer nor any other Affiliate of the Company shall be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to you pursuant to the settlement of the RSUs or the subsequent sale of any Shares acquired upon settlement.

9.No Advice Regarding Grant  The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the

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Plan, or your acquisition or sale of the underlying Shares.  You should consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

10.Data Privacy  You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this Agreement and any other RSU Award materials (“Data”) by and among, as applicable, the Company, the Employer and any other Affiliates for the exclusive purpose of implementing, administering and managing your participation in the Plan.

You understand that the Company and the Employer may hold certain personal data about you, including, but not limited to, your name, home address, telephone number, email address, date of birth, social insurance, passport or other identification number (e.g. resident registration number), salary, nationality, job title, any Shares or directorships held in the Company, details of all RSUs or any other stock-based awards, canceled, exercised, vested, unvested or outstanding in your favor, for the exclusive purpose of implementing, administering and managing the Plan.

You understand that Data may be transferred to Fidelity or such other stock plan service provider as may be selected by the Company to assist the Company with the implementation, administration and management of the Plan. You understand that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country may have different data privacy laws and protections than your country.  You understand that if you reside outside the United States, you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative.  You authorize the Company, Fidelity and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan.  You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan.  You understand that if you reside outside the United States, you may, at any time, view Data, request information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative.

Further, you understand that you are providing the consents herein on a purely voluntary basis.  If you do not consent, or if you later seek to revoke your consent, your employment status or service with the Employer will not be affected.  The only consequence of refusing or withdrawing your consent is that the Company would not be able to grant RSUs or any other equity awards to you or administer or maintain such awards.  Therefore, you understand that refusing or withdrawing your consent may affect your ability to participate in the Plan.  For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

Finally, upon the request of the Company or the Employer, you agree to provide an executed data privacy consent form (or any other agreements or consents) that the Company and/or the Employer may deem necessary to obtain from you for the purpose of administering your participation in the Plan in compliance with the data privacy laws in your country, either now or in the future. You understand and agree that you will not be able to participate in the Plan if you fail to provide any such consent or agreement requested by the Company and/or the Employer.

11.Change in Control  Under certain circumstances, if your employment with the Company or its Affiliates terminates during the three year period following a Change in Control of the Company, this Award may be deemed vested.  Please refer to the Plan for more information.

12.Changes in Capitalization  If prior to the expiration of the Restriction Period changes occur in the outstanding Common Stock by reason of stock dividends, recapitalization, mergers, consolidations, stock splits, combinations or exchanges of Shares and the like, the number and class of Shares subject to this Award will be appropriately adjusted by the Committee, whose determination will be conclusive.  If as a result of any adjustment under this paragraph you should become entitled to a fractional Share of stock, you will have the right only to the adjusted number of full Shares and no payment or other adjustment will be made with respect to the fractional Share so disregarded.

13.Notice  Until you are advised otherwise by the Committee, all notices and other correspondence with respect to this Award will be effective upon receipt at the following address:  Zimmer Biomet Holdings, Inc., ATTN: Employee Stock Services,

Three-Year Performance-Based RSU Award (2020)4

345 East Main Street, Post Office Box 708, Warsaw, Indiana  46581-0708, U.S.A.

14.No Additional Rights  Except as explicitly provided in this Agreement, this Agreement will not confer any rights upon you, including any right with respect to continuation of employment by the Company or any of its Affiliates or any right to future awards under the Plan.  In no event shall the value, at any time, of this Agreement, the Shares covered by this Agreement or any other benefit provided under this Agreement be included as compensation or earnings for purposes of any other compensation, retirement, or benefit plan offered to employees of the Company or its Affiliates unless otherwise specifically provided for in such plan.

15.Breach of Restrictive Covenants As a condition of receiving this Award, you have entered into a non-disclosure, non-solicitation and/or non-competition agreement with the Company or its Affiliates.  The Company may, at its discretion, require execution of a restated non-disclosure, non-solicitation and/or non-competition agreement as a condition of receiving the Award.  Should you decline to sign such a restated agreement as required by the Company and, therefore, forego receiving the Award, your most recently signed non-disclosure, non-solicitation and/or non-competition agreement shall remain in full force and effect.  You understand and agree that if you violate any provision of any such agreement that remains in effect at the time of the violation, the Committee may require you to forfeit your right to any unvested portion of the Award and, to the extent that any portion of the Award has previously vested, the Committee may require you to return to the Company the Shares covered by the Award or any cash proceeds you received upon the sale of such Shares.

16.Violation of Policies  Notwithstanding any other provisions of this Agreement, you understand and agree that if you engage in conduct (which may include a failure to act) in connection with, or that results in, a violation of any of the Company’s policies, procedures or standards, a violation of the Company’s Code of Business Conduct and Ethics, or that is deemed detrimental to the business or reputation of the Company, the Committee may, in its discretion, require you to forfeit your right to any unvested portion of the Award and, to the extent that any portion of the Award has previously vested, the Committee may require you to return to the Company the Shares covered by the Award or any cash proceeds you received upon the sale of such Shares.  The Committee may exercise this discretion at any time that you are employed by the Company or any Affiliate of the Company, and at any time during the

18-month period following the termination of your employment with the Company or any Affiliate of the Company for any reason, including, without limitation, on account of Retirement or death.

17.Consent to Electronic Delivery  The Company may, in its sole discretion, deliver any documents related to current or future participation in the Plan by electronic means.  You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

18.Code Section 409A Compliance  To the extent applicable, it is intended that the Plan and this Agreement comply with the requirements of Section 409A of the U.S. Internal Revenue Code of 1986, as amended, and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.  The RSUs granted in this Award are intended to be short-term deferrals exempt from Section 409A, but in the event that any portion of this Award constitutes deferred compensation within the meaning of Section 409A, then the issuance of Shares covered by an RSU award shall conform to the Section 409A standards, including, without limitation, the requirement that no payment on account of separation from service will be made to any specified employee (within the meaning of Section 409A) until six months after the separation from service occurs, and the prohibition against acceleration of payment, which means that the Committee does not have the authority to accelerate settlement of this Award in the event that any portion of it constitutes deferred compensation within the meaning of Section 409A.  Any provision of the Plan or this Agreement that would cause this Award to fail to satisfy any applicable requirement of Section 409A shall have no force or effect until amended to comply with Section 409A, which amendment may be retroactive to the extent permitted by Section 409A.

19.Construction and Interpretation  The Board of Directors of the Company (the “Board”) and the Committee shall have full authority and discretion, subject only to the express terms of the Plan, to decide all matters relating to the administration and interpretation of the Plan and this Agreement and all such Board and Committee determinations shall be final, conclusive, and binding upon you and all interested parties.  The terms and conditions set forth in this Agreement are subject in all respects to the terms and conditions of the Plan, as amended from time to time, which shall be controlling.  This Agreement and the Plan contain the

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entire understanding of the parties and this Agreement may not be modified or amended except in writing duly signed by the parties.  You acknowledge that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by you or any other party to this Agreement.  The various provisions of this Agreement are severable and in the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed and enforced as if such illegal or invalid provision had not been included.  This Agreement will be binding upon and inure to the benefit of the successors, assigns, and heirs of the respective parties.

The validity and construction of this Agreement shall be governed by the laws of the State of Indiana, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.  For purposes of litigating any dispute arising under this Agreement, the parties hereby submit and consent to the jurisdiction of the State of Indiana, agree that such litigation shall be conducted in the courts of Kosciusko County Indiana, or the federal courts for the United States for the Northern District of Indiana, where this grant is made and/or to be performed.

You acknowledge that you are proficient in the English language, or have consulted with an advisor who is proficient in English, so as to enable you to understand the provisions of this Agreement and the Plan.  If you have received this Agreement or any other document related to the Plan translated into a language other than English and if meaning of the translated version is different from the English version, the English version will control.

20.Insider Trading/Market Abuse Laws  Depending on your country, Fidelity’s country or the country in which Shares are listed, you may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including the United States; your country or the country of the applicable stock plan service provider, which may affect your ability to accept, acquire, sell, attempt to sell or otherwise dispose of Shares, rights to Shares (e.g., RSUs) or rights linked to the value of Shares during such times as you are considered to have “inside information” regarding the Company (as defined by the laws or regulations in applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders you placed before you possessed inside information. Furthermore, you could be prohibited from (i) disclosing the inside information to any third party, including fellow employees (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities.  Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable insider trading policy of the Company.  You acknowledge that it is your responsibility to comply with any applicable restrictions, and you should speak to your personal advisor on this matter.

21.Foreign Asset/Account Reporting  Please be aware that your country may have certain foreign asset and/or account reporting requirements which may affect your ability to acquire or hold Shares under the Plan or cash received from participating in the Plan (including from any dividends received or sale proceeds arising from the sale of Shares) in a brokerage or bank account outside your country.  You may be required to report such accounts, assets or transactions to the tax or other authorities in your country.  You acknowledge that it is your responsibility to be compliant with such regulations, and you should speak to your personal advisor on this matter.

22.Compliance with Laws and Regulations  Notwithstanding any other provisions of this Agreement, you understand that the Company will not be obligated to issue any Shares pursuant to the vesting of the RSUs if the issuance of such Shares shall constitute a violation by you or the Company of any provision of law or regulation of any governmental authority.  Any determination by the Company in this regard shall be final, binding and conclusive.

23.Addendum  Your Award shall be subject to any special provisions set forth in the Addendum to this Agreement for your country, if any.  If you relocate to one of the countries included in the Addendum during the Restriction Period, the special provisions for such country shall apply to you, to the extent the Company determines that the application of such provisions is necessary or advisable for legal or administrative reasons.  The Addendum, if any, constitutes part of this Agreement.

24.Imposition of Other Requirements  The Company reserves the right to impose other requirements on your participation in the Plan, on the Award and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to

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require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

25.Recoupment  Any benefits you may receive hereunder shall be subject to repayment or forfeiture as may be required to comply with (i) any applicable listing standards of a national securities exchange adopted in accordance with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations of the U.S. Securities and Exchange

Commission adopted thereunder; (ii) similar rules under the laws of any other jurisdiction; and (iii) any policies adopted by the Company to implement such requirements, all to the extent determined by the Company in its discretion to be applicable to you.

26.Acceptance  If you do not agree with the terms of this Agreement and the Plan, you must reject the Award no later than 60 days following the Grant Date; non-rejection of the Award will constitute your acceptance of the Award on the terms on which they are offered, as set forth in this Agreement and the Plan.

ZIMMER BIOMET HOLDINGS, INC.

By:

     Chad F. Phipps

     Senior Vice President,

     General Counsel and Secretary

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ANNEX A

ZIMMER BIOMET HOLDINGS, INC.

2009 STOCK INCENTIVE PLAN

THREE-YEAR PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD

20__ GRANT

PERFORMANCE CRITERIA

Performance will be measured 50% on revenue growth and 50% on relative total shareholder return (TSR), as described further below

•	Performance on each metric will be measured over a three-year (20__-20__) period relative to 20__
•

The revenue and TSR component payouts will be determined independently and then added together for the total payout for the three-year performance period, subject to the maximum defined in the payout range below

Possible Payout as a Percentage of Target Award
20__-20__
Payout Range*	0% - 200%
Scheduled Vest Date**	__________ __, 20__

*Payout as a percentage of target number of RSUs subject to this award

** Scheduled Vest Date is later of date indicated or the date the Committee determines whether and the extent to which the performance criteria have been satisfied and the number of RSUs earned, if any

Revenue Growth Component (50%)			Relative Total Shareholder Return (TSR) Component (50%)
•Constant currency, compound annual growth rate (CAGR)			•TSR measured against the S&P 500 Health Care Index constituents
•Material acquisitions, divestitures and accounting changes may result in restating the base year (i.e., 20__), while the threshold, target and stretch CAGRs would not change

•TSR will be measured as the 20-trading-day average stock price prior to the end of the performance period over the 20-trading-day average stock price prior to the beginning of the performance period (adjusted for any dividends)

			•Payout under this component will be capped at target if Zimmer Biomet’s TSR is negative
Revenue CAGR Over 20__			Relative TSR (%ile)
	20__-20__	Payout*		20__-20__	Payout*
Stretch	>=___%	200%	Stretch	>=___th	200%
			Above Target	___th	150%
Target	___%	100%	Target	___th	100%
Threshold	___%	50%	Threshold	___th	50%
Below Threshold	<___%	0%	Below Threshold	<___th	0%
*Payout as a percentage of target number of RSUs subject to this award; linear interpolation between goals			*Payout as a percentage of target number of RSUs subject to this award; linear interpolation between goals

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Addendum

ZIMMER BIOMET HOLDINGS, INC.

SPECIAL PROVISIONS FOR RESTRICTED STOCK UNITS IN CERTAIN COUNTRIES

This Addendum includes special country-specific terms that apply if you are residing and/or working in one of the countries listed below.  This Addendum is part of the Agreement.  Unless otherwise provided below, capitalized terms used but not defined herein shall have the same meanings assigned to them in the Plan and the Agreement.

This Addendum also includes information of which you should be aware with respect to your participation in the Plan.  The information is based on the securities, exchange control and other laws in effect in the respective countries as of January 20__ and is provided for informational purposes.  Such laws are often complex and change frequently and results may be different based on the particular facts and circumstances.  As a result, the Company strongly recommends that you do not rely on the information noted herein as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date at the time the RSUs vest or you sell Shares acquired under the Plan.

In addition, the information is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of any particular result.  Accordingly, you should seek appropriate professional advice as to how the relevant laws in your country may apply to your situation.

Note that if you are a citizen or resident of a country other than the country in which you are residing and/or working, or transfer employment after the RSUs are granted to you, or are considered a resident of another country for local law purposes, the information contained in this Addendum may not be applicable to you, and the Company shall, in its discretion, determine to what extent the terms and conditions or notifications contained herein shall be applicable to you.  If you transfer residency and/or employment to another country or are considered a resident of another country listed in the Addendum after the RSUs are granted to you, the terms and/or information contained for that new country (rather than the original grant country) may be applicable to you.

European Union / European Economic Area / Switzerland / United Kingdom

Data Privacy Notice.  This section replaces Section 10 of the Agreement for participants in the European Union (“EU”), European Economic Area (“EEA”), Switzerland and/or United Kingdom (“UK”):

Data Collection and Usage. Pursuant to applicable data protection laws, you are hereby notified that the Company collects, processes, uses, and transfers certain personally-identifiable information about you for the exclusive legitimate purposes of implementing, administering and managing the Plan and generally administering equity awards; specifically, your name, home address, email address, telephone number, date of birth, social insurance, passport or other identification number, salary, citizenship, job title, any Shares or directorships held in the Company, and details of all RSUs or any other entitlement to Shares granted, canceled, exercised, vested, unvested or outstanding in your favor, which the Company receives from you or the Employer (“Data”). In order to facilitate your participation in the Plan, the Company will collect, process, use and transfer your Data for purposes of allocating Shares and implementing, administering and managing the Plan.  The Company collects, processes, uses and transfers your personal data pursuant to the Company’s legitimate business interests of managing the Plan and generally administering employee compensation and related benefits.  Your refusal to provide Data may affect your ability to participate in the Plan.  As such, by participating in the Plan, you voluntarily acknowledge the collection, use, processing and transfer of your Data as described herein.

Stock Plan Administration Service Providers.  The Company transfers Data to Fidelity, an independent service provider based in the United States, which assists the Company with the implementation, administration and management of the Plan.  In the future, the Company may select a different service provider and share Data with that service provider, which will serve in a similar manner.  The Company’s service provider will open an account for you to receive and trade Shares acquired under the Plan.  The processing of Data will take place through electronic means.  Data will only be accessible by those individuals requiring access to it for purposes of implementation, administration and operation of the Plan.

International Data Transfers. The Company and its service providers are based, in relevant part, in the United States, which means that it will be necessary for Data to be transferred to, and processed in, the United States.  By enrolling

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in the Plan, you understand that the service providers will receive, possess, use, retain and transfer Data for the purposes of implementing, administering and managing your participation in the Plan.  When transferring Data to these service providers, the Company provides appropriate safeguards for protecting Data, including reliance on standard contractual clauses.  You may request a copy of, or information about, the safeguards used to protect Data by contacting kathryn.diller@zimmerbiomet.com.

Data Retention. The Company will use Data only as long as is necessary to implement, administer and manage your participation in the Plan or as required to comply with legal or regulatory obligations, including under tax and securities laws.  When the Company no longer needs the Data, the Company will remove it from its systems.  If the Company keeps the Data longer, it would be to satisfy legal or regulatory obligations and the Company’s legal basis would be for compliance with relevant laws or regulations.

Data Subject Rights.  To the extent provided by law, you have the right to request (i) access to or copies of Data the Company processes, (ii) rectification of Data, (iii) erasure of Data, (iv) restrictions on processing of Data, (v) portability of Data and/or to lodge complaints with competent authorities in your country, and/or (vi) request a list with the names and addresses of any potential recipients of the Data.  You understand that the only consequence of refusing to provide Data is that Company may not be able to allow you to participate in the Plan, or grant other equity awards or administer or maintain such awards.  For more information on the consequences of the refusal to provide Data, you may contact kathryn.diller@zimmerbiomet.com.

All Countries

Labor Laws.  This provision supplements Section 6(d) of the Agreement.

Notwithstanding the foregoing, if the Company receives a legal opinion that there has been a legal judgment and/or legal development in your jurisdiction that likely would result in the favorable treatment that applies to the RSUs as a result of you retiring or reaching a certain age being deemed unlawful and/or discriminatory, the favorable treatment shall not apply and you shall be treated as set forth in the remaining provisions of Section 6(d) of the Agreement.

Argentina

Labor Law Acknowledgement and Policy Statement.  This provision supplements Section 8 of the Agreement.

In accepting the RSUs, you acknowledge and agree that the grant of RSUs is made by the Company (not the Employer) in its sole discretion and that the value of the RSUs or any Shares acquired under the Plan shall not constitute salary or wages for any purpose under Argentine labor law, including, but not limited to, the calculation of (i) any labor benefits including, but not limited to, vacation pay, thirteenth salary, compensation in lieu of notice, annual bonus, disability, and leave of absence payments, etc., or (ii) any termination or severance indemnities or similar payments.

If, notwithstanding the foregoing, any benefits under the Plan are considered for any purpose under Argentine labor law, you acknowledge and agree that such benefits shall not accrue more frequently than on each vesting date.

Securities Law Information.  Neither the RSUs nor the underlying Shares are publicly offered or listed on any stock exchange in Argentina and, as a result, have not been and will not be registered with the Argentine Securities Commission (Comisión Nacionale de Valores).  The offer is private and not subject to the supervision of any Argentine governmental authority.  Neither this nor any other document relating to the Plan or the Shares underlying the RSUs may be utilized in connection with any general offering to the public in Argentina.  Argentine residents who acquire RSUs under the Plan do so according to the terms of a private offering made from outside Argentina.

Australia

Securities Law Information.  The RSU grant is intended to comply with the provisions of the Corporations Act 2001, ASIC Regulatory Guide 49 and ASIC Class Order 14/1000.  Additional details are set forth in the Offer Document for the Offer of Restricted Stock Units and Stock Options to Australian Resident Employees, the Plan and the Agreement.  By accepting the RSUs, you acknowledge and confirm that you have received these documents.

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Tax Information.  The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) (the “Act”) applies (subject to the conditions in that Act).

Austria

There are no country-specific provisions.

Belgium

There are no country-specific provisions.

Brazil

Compliance with Law.  In accepting the RSUs, you agree that you will comply with applicable Brazilian laws when the RSUs vest and you sell Shares.  You also agree to report and pay any and all Tax-Related Items associated with the vesting of the RSUs, the receipt of any dividends and the sale of Shares acquired under the Plan.

Labor Law Acknowledgement and Policy Statement.  This provision supplements Section 8 of the Agreement.

In accepting the RSUs, you agree that (i) you are making an investment decision by accepting the RSUs and (ii) the value of the underlying Shares is not fixed an may increase or decrease in value over the vesting period without compensation to you.

Canada

Settlement of RSUs.  RSUs will be settled in Shares only, not cash.

Labor Law Information.  This provision replaces Section 6(a) of the Agreement.

For all purposes of this Agreement, and except as expressly required by applicable legislation, the term “Employment Termination Date” shall mean the earliest of:  (1) the date upon which your employment with the Employer is terminated; (2) the date you are no longer employed by or providing services to the Company or its Affiliates; or (3) at the discretion of the Committee, the date you receive written notice of termination of employment from the Employer, regardless of any notice period or period of pay in lieu of such notice required under local law (including, but not limited to statutory law, regulatory law and/or common law).  In the event that the date you are no longer actively providing services cannot be reasonably determined under the terms of the Agreement or the Plan, the Committee shall have the exclusive discretion to determine when you are no longer employed for purposes of the RSUs (including whether you still may be considered to be providing services while on a leave of absence).

Securities Law Information.  You acknowledge and agree that you will only sell Shares acquired through participation in the Plan outside of Canada through the facilities of a stock exchange on which the Shares are listed.  Currently, the Shares are listed on the New York Stock Exchange.

The following provisions apply if you are a resident in Quebec:

Language Acknowledgment.

The parties acknowledge that it is their express wish that this Agreement, including this Addendum, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be provided to them in English.

Consentement relatif à la langue utilisée.  Les parties reconnaissent avoir expressément souhaité que la convention («Agreement») ainsi que cette Annexe, ainsi que tous les documents, avis et procédures judiciares, éxécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à la présente convention, soient rédigés en langue anglaise.

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Data Privacy Consent.  This provision supplements Section 10 of the Agreement:

You hereby authorize the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or non-professional, involved with the administration of the Plan.  You further authorize the Company, any Affiliates, the administrator of the Plan and Fidelity to disclose and discuss the Plan with their advisors.  You further authorize the Company or any Affiliates to record such information and to keep such information in your file.

Chile

Securities Law Information.  The offer of RSUs constitutes a private offering of securities in Chile effective as of the Grant Date. This offer of RSUs is made subject to general ruling N° 336 of the Chilean Commission for the Financial Market (“CMF”). The offer refers to securities not registered at the securities registry or at the foreign securities registry of the CMF, and, therefore, such securities are not subject to oversight of the CMF. Given that the RSUs are not registered in Chile, the Company is not required to provide public information about the RSUs or the Shares in Chile. Unless the RSUs and/or the Shares are registered with the CMF, a public offering of such securities cannot be made in Chile.

Esta oferta de Unidades de Acciones Restringidas (“RSU”) constituye una oferta privada de valores en Chile y se inicia en la Fecha de la Concesión. Esta oferta de RSU se acoge a las disposiciones de la Norma de Carácter General Nº 336 (“NCG 336”) de la Comisión para el Mercado Financiero (“CMF”). Esta oferta versa sobre valores no inscritos en el Registro de Valores o en el Registro de Valores Extranjeros que lleva la CMF, por lo que tales valores no están sujetos a la fiscalización de ésta. Por tratarse los RSU de valores no registrados en Chile, no existe obligación por parte de la Compañía de entregar en Chile información pública respecto de los RSU or sus Acciones. Estos valores no podrán ser objeto de oferta pública en Chile mientras no sean inscritos en el Registro de Valores correspondiente.

China

The following provisions apply if you are subject to exchange control regulations in China, as determined by the Company in its sole discretion.

Settlement of RSUs and Sale of Shares.  Due to local regulatory requirements, you acknowledge, understand and agree that the Company reserves the right to require the sale of any Shares to be issued to you upon vesting and settlement of the RSUs.  Any such sale may occur (i) immediately upon vesting and settlement of the RSUs, (ii) within six months following your termination of employment with the Company or any Affiliate of the Company or (iii) within any such other time frame as may be required by local regulatory requirements.  You further agree that the Company is authorized to instruct its designated broker to assist with the mandatory sale of such Shares (on your behalf pursuant to this authorization and without further consent) and you expressly authorize the Company’s designated broker to complete the sale of such Shares.  You acknowledge that the Company’s designated broker is under no obligation to arrange for the sale of the Shares at any particular price.  Upon the sale of the Shares, the Company agrees to pay you the cash proceeds from the sale of the Shares, less any brokerage fees or commissions and subject to any obligation to satisfy Tax-Related Items.  You acknowledge that you are not aware of any material nonpublic information with respect to the Company or any securities of the Company as of the date of this Agreement.

Exchange Control Information.  You understand and agree that, to comply with exchange control requirements, you will be required to immediately repatriate to China the cash proceeds from the sale of the Shares issued upon the vesting of the RSUs or any cash dividends paid on such Shares.  You further understand that, under local law, such repatriation of funds will  be effectuated through a special exchange control account established by the Company or one of its Affiliates, and you hereby consent and agree that the proceeds from the sale of Shares acquired under the Plan or cash dividends may be transferred to such special account prior to being delivered to you.

The Company may deliver the proceeds to you in US dollars or local currency at the Company’s discretion.  If the proceeds are paid in US dollars, you understand that you may be required to set up a US dollar bank account in China so that the proceeds may be deposited into this account.  If the proceeds are converted to local currency, there may be delays in delivering the proceeds to you and, due to fluctuations in the Share trading price and/or the US

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dollar/PRC exchange rate between the vesting/sale date and (if later) when the proceeds can be converted into local currency, the proceeds that you receive may be more or less than the market value of the Shares on the vesting/sale date.  You agree to bear the risk of any currency fluctuation between the date the RSUs vest, the receipt of funds and the date of conversion of any funds into local currency.

You further agree to comply with any other requirements that may be imposed by the Company in the future to facilitate compliance with exchange control requirements in China.

Costa Rica

There are no country-specific provisions.

Czech Republic

Exchange Control Information. The Czech National Bank may require you to fulfill certain notification duties in relation to the opening and maintenance of a foreign account.

Because exchange control regulations change frequently and without notice, you should consult your personal legal advisor regarding your participation in the Plan to ensure compliance with current regulations.  It is your responsibility to comply with Czech exchange control laws, and neither the Company nor the Employer will be liable for any resulting fines or penalties.

Denmark

Stock Option Act. You acknowledge that you have received an Employer Statement in Danish which is being provided to comply with the Danish Stock Option Act (the “Act”).

You acknowledge that you understand that the Act applies to “employees” as that term is defined in Section 2 of the Act.  If you are a member of the registered management of an Affiliate in Denmark or otherwise do not satisfy the definition of employee, you are not subject to the Act and the Employer Statement will not apply to you.

In accepting the RSUs, you acknowledge the Act has been amended as of January 1, 2019.  Accordingly, you are advised and agree that the provisions governing the RSUs in case of your termination under the Agreement and the Plan will apply for any grant of RSUs made on or after January 1, 2019.  The relevant provisions are detailed in the Agreement, the Plan and the Employer Statement.

Finland

There are no country-specific provisions.

France

Language Acknowledgement

By accepting the Agreement providing for the terms and conditions of your grant, you confirm having read and understood the documents relating to this grant (the Plan and the Agreement) which were provided in English.  You accept the terms of those documents accordingly.

En acceptant le Contrat d’Attribution décrivant les termes et conditions de votre attribution, vous confirmez ainsi avoir lu et compris les documents relatifs á cette attribution (le Plan et le Contrat d’Attribution) qui ont été communiqués en langue anglaise.  Vous acceptez les termes en connaissance de cause.

Exchange Control Information.  If you transfer more than €10,000 in Shares or cash into or out of France without the use of a financial intermediary, you must declare the transfer to the French tax and customs authorities.

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Germany

Exchange Control Information.  For statistical purposes, the German Federal Bank requires that you file electronic reports of any cross-border transactions in excess of €12,500.  If you make or receive a payment in excess of this amount, you are responsible for complying with applicable reporting requirements.  The electronic “General Statistics Reporting Portal” (Allgemeines Meldeportal Statistik) can be accessed on the Germany Federal Bank’s website: www.bundesbank.de.

Greece

There are no country-specific provisions.

Hong Kong

Settlement of RSUs.  RSUs will be settled in Shares only, not cash.

Securities Law Information.  Warning:  The RSUs and any Shares issued at vesting do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company or its Affiliates.  The Agreement, including this Addendum, the Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong, nor have the documents been reviewed by any regulatory authority in Hong Kong.  The RSUs are  intended only for the personal use of each eligible employee of the Employer, the Company or any Affiliate and may not be distributed to any other person.  If you are in any doubt about any of the contents of the Agreement, including this Addendum, or the Plan, or any other incidental communication materials, you should obtain independent professional advice.

Nature of Scheme.  The Company specifically intends that the Plan will not be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance.

Sale of Shares.  In the event the RSUs vest and you are issued Shares within six months of the Grant Date, you agree that you will not sell or otherwise dispose of such Shares prior to the six-month anniversary of the Grant Date.

Iceland

There are no country-specific provisions.

India

Exchange Control Information.  You must repatriate all proceeds received from your participation in the Plan to India within the period of time prescribed under applicable Indian exchange control laws, as may be amended from time to time.  You will receive a foreign inward remittance certificate (“FIRC”) from the bank where you deposit the proceeds.  You should maintain the FIRC as evidence of the repatriation of funds in the event that the Reserve Bank of India or the Employer requests proof of repatriation.

It is your responsibility to comply with exchange control laws in India, and neither the Company nor the Employer will be liable for any fines or penalties resulting from failure to comply with applicable laws.

Ireland

There are no country-specific provisions.

Israel

Settlement of RSUs and Sale of Shares.  Due to local regulatory requirements, you agree to the immediate sale of any Shares to be issued to you upon vesting and settlement of the RSUs.  You further agree that the Company is authorized to instruct its designated broker to assist with the mandatory sale of such Shares (on your behalf pursuant

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to this authorization) and you expressly authorize the Company’s designated broker to complete the sale of such Shares.  You acknowledge that the Company’s designated broker is under no obligation to arrange for the sale of the Shares at any particular price.  Upon the sale of the Shares, the Company agrees to pay you the cash proceeds from the sale of the Shares, less any brokerage fees or commissions and subject to any obligation to satisfy Tax-Related Items.  You acknowledge that you are not aware of any material nonpublic information with respect to the Company or any securities of the Company as of the date of this Agreement.

Italy

Plan Document Acknowledgment.  By accepting the RSUs, you acknowledge that you have received a copy of the Plan, reviewed the Plan, the Agreement and this Addendum in their entirety and fully understand and accept all provisions of the Plan, the Agreement and this Addendum.

In addition, you further acknowledge that you have read and specifically and expressly approve without limitation the following clauses in the Agreement:  Section 7 (Responsibility for Taxes); Section 8 (Nature of Grant); Section 9 (No Advice Regarding Grant); Section 10 (Data Privacy, as replaced by the provision applicable to participants in the European Union / European Economic Area / Switzerland / United Kingdom); Section 14 (No Additional Rights); Section 16 (Violation of Policies); Section 17 (Consent to Electronic Delivery); Section 19 (Construction and Interpretation); Section 20 (Insider Trading/Market Abuse Laws) Section 21 (Foreign Asset/Account Reporting); Section 22 (Compliance with Laws and Regulations); Section 23 (Addendum); Section 24 (Imposition of Other Requirements) and Section 26 (Acceptance).

Japan

There are no country-specific provisions.

Korea

There are no country-specific provisions.

Lebanon

Compliance with Law.  By accepting your RSUs and participating in the Plan, you agree that you will comply with applicable Lebanese laws and that you will report and pay any and all tax associated with the vesting of your RSUs, the sale of any Shares and the receipt of any dividends.

Malaysia

Director Notification Obligation.  If you are a director of the Company’s Malaysian Affiliate, you are subject to certain notification requirements under the Malaysian Companies Act.  Among these requirements is an obligation to notify the Malaysian Affiliate in writing when you receive or dispose of an interest (e.g., RSUs or Shares) in the Company or any related company.  Such notifications must be made within 14 days of receiving or disposing of any interest in the Company or any related company.

Mexico

Acknowledgement of the Agreement.  By accepting the RSUs, you acknowledge that you have received a copy of the Plan and the Agreement, including this Addendum, which you have reviewed.  You further acknowledge that you accept all the provisions of the Plan and the Agreement, including this Addendum.  You also acknowledge that you have read and specifically and expressly approve the terms and conditions set forth in the “Nature of Grant” section of the Agreement, which clearly provide as follows:

(1)	Your participation in the Plan does not constitute an acquired right;
(2)	The Plan and your participation in it are offered by the Company on a wholly discretionary basis;
(3)	Your participation in the Plan is voluntary; and

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(4)	The Company and its Affiliates are not responsible for any decrease in the value of any Shares acquired at vesting of the RSUs.

Labor Law Acknowledgement and Policy Statement.  By accepting the RSUs, you acknowledge that Zimmer Biomet Holdings, Inc., with registered offices at 345 East Main Street, Warsaw, Indiana, 46580, United States of America, is solely responsible for the administration of the Plan.  You further acknowledge that your participation in the Plan, the grant of RSUs and any acquisition of Shares under the Plan do not constitute an employment relationship between you and Zimmer Biomet Holdings, Inc. because you are participating in the Plan on a wholly commercial basis and your sole employer is a Mexican legal entity (“Zimmer-Mexico”).  Based on the foregoing, you expressly acknowledge that the Plan and the benefits that you may derive from participation in the Plan do not establish any rights between you and the Employer, Zimmer-Mexico, and do not form part of the employment conditions and/or benefits provided by Zimmer-Mexico, and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of your employment.

You further understand that your participation in the Plan is the result of a unilateral and discretionary decision of Zimmer Biomet Holdings, Inc., therefore, Zimmer Biomet Holdings, Inc. reserves the absolute right to amend and/or discontinue your participation in the Plan at any time, without any liability to you.

Finally, you hereby declare that you do not reserve to you any action or right to bring any claim against Zimmer Biomet Holdings, Inc. for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and that you therefore grant a full and broad release to Zimmer Biomet Holdings, Inc., its Affiliates, branches, representation offices, shareholders, officers, agents and legal representatives, with respect to any claim that may arise.

Spanish Translation

Reconocimiento del Contrato.  Al aceptar las RSUs, usted reconoce que ha recibido una copia del Plan y del Contrato con inclusión de este Apéndice, que le ha examinado. Usted reconoce, además, que usted acepta todas las disposiciones del Plan y del Contrato.  Usted también reconoce que ha leído y, concretamente, y aprobar de forma expresa los términos y condiciones establecidos en la “Naturaleza del Otorgamiento” que claramente dispone lo siguiente:

(1)	Su participación en el Plan no constituye un derecho adquirido;
(2)	El Plan y su participación en el Plan se ofrecen por Zimmer Biomet Holdings, Inc. en su totalidad sobre una base discrecional;
(3)	Su participación en el Plan es voluntaria; y
(4)	Zimmer Biomet Holdings, Inc. y sus afiliadas no son responsables de ninguna disminución en el valor de las acciones adquiridas en la adquisición de RSUs.

Reconocimiento de Ausencia de Relación Laboral y Declaración de la Política.   Al aceptar la RSUs, usted reconoce que Zimmer Biomet Holdings, Inc., con oficinas registradas en 345 East Main Street, Warsaw, Indiana, 46580, Estados Unidos de América, es el único responsable de la administración del Plan.  Además, usted acepta que su participación en el Plan, la concesión de RSUs y cualquier adquisición de acciones en el marco del Plan no constituyen una relación laboral entre usted y Zimmer Biomet Holdings, Inc. porque usted está participando en el Plan en su totalidad sobre una base comercial y su único empleador es una sociedad mercantil Mexicana (“Zimmer-Mexico”).  Derivado de lo anterior, usted expresamente reconoce que el Plan y los beneficios que pueden derivarse de la participación en el Plan no establece ningún derecho entre usted y su Empleador, Zimmer-Mexico, y que no forman parte de las condiciones de empleo y / o prestaciones previstas por Zimmer-Mexico, y cualquier modificación del Plan o la terminación de su contrato no constituirá un cambio o deterioro de los términos y condiciones de su empleo.

Además, usted entiende que su participación en el Plan es causada por una decisión discrecional y unilateral de Zimmer Biomet Holdings, Inc., por lo que Zimmer Biomet Holdings, Inc. se reserva el derecho absoluto a modificar y/o suspender su participación en el Plan en cualquier momento, sin responsabilidad alguna para con usted.

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Finalmente, usted manifiesta que no se reserva ninguna acción o derecho que origine una demanda en contra de Zimmer Biomet Holdings, Inc., por cualquier compensación o daño en relación con cualquier disposición del Plan o de los beneficios derivados del mismo, y en consecuencia usted otorga un amplio y total finiquito a Zimmer Biomet Holdings, Inc., sus afiliadas, sucursales, oficinas de representación, sus accionistas, directores, agentes y representantes legales con respecto a cualquier demanda que pudiera surgir

Netherlands

There are no country-specific provisions.

New Zealand

Securities Law Information.

Warning

This is an offer of RSUs over Shares.  Shares give you a stake in the ownership of the Company.  You may receive a return if dividends are paid.  Shares are quoted on the New York Stock Exchange (“NYSE”).  This means you may be able to sell them on the NYSE if there are interested buyers.  You may get less than you invested.  The price will depend on the demand for the Shares.

If the Company runs into financial difficulties and is wound up, you will be paid only after all creditors have been paid.  You may lose some or all your investment.

New Zealand law normally requires people who offer financial products to give information to investors before they invest.  This information is designed to help investors to make an informed decision.  The usual rules do not apply to this offer because it is made under an employee share scheme.  As a result, you may not be given all the information usually required.  You will also have fewer other legal protections for this investment.

In compliance with applicable New Zealand securities laws, you are entitled to receive, in electronic or other form and free of cost, copies of the Company’s latest annual report, relevant financial statements and the auditor’s report on said financial statements (if any).

You should ask questions, read all documents carefully, and seek independent financial advice before committing yourself.

Norway

There are no country-specific provisions.

Poland

There are no country-specific provisions.

Portugal

Language Consent.  You hereby expressly declare that you have full knowledge of the English language and have read, understood and fully accepted and agreed with the terms and conditions established in the Plan and the Agreement.

Conhecimento da Lingua.  Por meio do presente, eu declaro expressamente que tem pleno conhecimento da língua inglesa e que li, compreendi e livremente aceitei e concordei com os termos e condições estabelecidas no Plano e no acordo.

Puerto Rico

There are no country-specific provisions.

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Romania

There are no country-specific provisions.

Russia

Securities Law Information.  The Employer is not in any way involved in the offer of RSUs or administration of the Plan.  These materials do not constitute advertising or an offering of securities in Russia nor do they constitute placement of the Shares in Russia.  The issuance of Shares pursuant to the RSUs described herein has not and will not be registered in Russia and hence, the Shares described herein may not be admitted or used for offering, placement or public circulation in Russia.

Data Privacy Notice.  This section replaces Section 10 of the Agreement.

You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this Agreement by and among, as applicable, the Employer, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing your participation in the Plan.

You understand that the Company, any Affiliate and/or the Employer may hold certain personal data about you, including, but not limited to, your name, home address and telephone number, email address, date of birth, social insurance, passport or other identification number, salary, nationality, job title, any Shares of stock or directorships held in the Company, details of all RSUs or any other entitlement to Shares awarded, canceled, vested, unvested or outstanding in your favor (“Data”), for the purpose of implementing, administering and managing the Plan.

You understand that Data may be transferred to Fidelity or such other stock plan service provider as may be selected by the Company in the future, which is assisting in the implementation, administration and management of the Plan, that the recipients of the Data may be located in your country, or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than your country.  You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting the US human resources representative or stock plan services.  You authorize the Company, Fidelity and other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data as may be required to a broker, escrow agent or other third party with whom the Shares received upon vesting of the RSUs may be deposited.  You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan.

You understand that you may, at any time, view Data, request information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case and without cost, by contacting in writing the US human resources representative.  You understand that refusal or withdrawal, rescission or termination of consent may affect your ability to participate in the Plan.  For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact the US human resources representative or stock plan services.

US Transaction.  Any Shares issued pursuant to the RSUs shall be delivered to you through a brokerage account in the US  You may hold Shares in your brokerage account in the US; however, in no event will Shares issued to you and/or Share certificates or other instruments be delivered to you in Russia.  You are not permitted to make any public advertising or announcements regarding the RSUs or Shares in Russia, or promote these Shares to other Russian legal entities or individuals, and you are not permitted to sell or otherwise dispose of Shares directly to other Russian legal entities or individuals. You are permitted to sell Shares only on the New York Stock Exchange and only through a US broker.

Settlement of RSUs and Sale of Shares.  Due to local regulatory requirements, the Company reserves the right to require the immediate sale of any Shares to be issued to you upon vesting of the RSUs.  You agree that the Company is authorized to instruct its designated broker to assist with any such mandatory sale of the Shares (on your behalf pursuant to this authorization) and you expressly authorize the Company’s designated broker to complete the sale of such Shares, if so instructed by the Company.  In such case, you acknowledge that the Company’s designated broker

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is under no obligation to arrange for the sale of the Shares at any particular price.  Upon the sale of the Shares, the Company agrees to pay you the cash proceeds from the sale of the Shares, less any brokerage fees or commissions and subject to any obligation to satisfy Tax-Related Items.  You may hold the cash proceeds in the brokerage account in the US for an indefinite period of time (e.g., for subsequent reinvestment).  You acknowledge that you are not aware of any material nonpublic information with respect to the Company or any securities of the Company as of the date of this Agreement.

Anti-Corruption Notification.  Anti-corruption laws prohibit certain public servants, their spouses and their dependent children from owning any foreign source financial instruments (e.g., Shares of foreign companies such as the Company).  Accordingly, please inform the Company if you are covered by these laws because you should not hold Shares acquired under the Plan.

Saudi Arabia

Securities Law Information.  The Agreement and related Plan documents may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Rules on the Offers of Securities and Continuing Obligations issued by the Capital Market Authority (“CMA”).  The CMA does not make any representation as to the accuracy or completeness of the Agreement, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of the Agreement.  You should conduct your own due diligence on the accuracy of the information relating to the Shares.  If you do not understand the contents of the Agreement, you should consult an authorized financial adviser.

Singapore

Sale of Common Stock.  You hereby agree that any Shares received at settlement will not be offered for sale in Singapore prior to the six (6) month anniversary of the Grant Date, unless such sale or offer is made pursuant to the exemption under Part XIII Division I Subdivision (4) (other than section 280) of the Securities and Futures Act (Chap. 289, 2006 Ed.) (“SFA”) or pursuant to, and in accordance with the conditions of, any other applicable provision(s) of the SFA.

Securities Law Information.  The Award is being made in reliance of section 273(1)(f) of the SFA and is not made to you with a view to the RSUs being subsequently offered for sale to any other party.  The Plan has not been, and will not be, lodged or registered as a prospectus with the Monetary Authority of Singapore.

Chief Executive Officer and Director Notification Obligation.  If you are the Chief Executive Officer (“CEO”) or a director (including an alternative, substitute or shadow director) of the Company’s Singapore Affiliate, you are subject to certain notification requirements under the Singapore Companies Act.  Among these requirements is an obligation to notify the Company’s Singapore Affiliate in writing within two (2) business days of any of the following events:  (1) receiving an interest (e.g., RSUs or Shares) in the Company or any Affiliate; (2) any change in a previously-disclosed interest (e.g., the sale of Shares); or (3) becoming the CEO or a director.

Slovakia

There are no country-specific provisions.

South Africa

Securities Law Information.  In compliance with South African securities law, you acknowledge that you have been notified that the documents listed below are available for your review at the addresses listed below:

(a)	Zimmer Biomet Holdings, Inc.’s most recent annual financial statements: http://investor.zimmerbiomet.com/financial-information/annual-reports; and
(b)	Zimmer Biomet Holdings, Inc.’s most recent Plan prospectus, which is viewable at: https://thecircle.zimmerbiomet.com/espp/Pages/eis.aspx.

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You acknowledge that you may have a copy of the above documents sent to you, without fee, on written request to Zimmer Biomet Holdings, Inc., ATTN: Kathryn Diller, Corporate Securities Senior Administrator, 345 East Main Street, Post Office Box 708, Warsaw, Indiana  46581-0708, U.S.A. or kathryn.diller@zimmerbiomet.com.

Withholding Taxes.  By accepting the RSUs, you agree to notify the Employer of the amount of any gain realized upon vesting of the RSUs.  If you fail to advise the Employer of the gain realized upon vesting of the RSUs, you may be liable for a fine, upon conviction.  You will be responsible for paying any difference between the actual tax liability and the amount withheld by the Employer.  If you do not inform the Employer of the sale, transfer or other disposition of the Shares and if the Company (or the Employer or former employer, as applicable) is required to pay any taxes on your behalf due to your failure to inform it of any disposition of Shares, the Company (or the Employer or former employer, as applicable) may recover any such amounts from you.

Spain

Nature of Grant.  This provision supplements Section 8 of the Agreement:

By accepting the RSU, you consent to participation in the Plan and acknowledge that you have received a copy of the Plan document.

You understand and agree that, as a condition of the grant of the RSU, except as provided for in Section 6 of the Agreement, your termination of employment for any reason (including for the reasons listed below) will automatically result in the forfeiture of any RSU that has not vested on your Employment Termination Date.

In particular, you understand and agree that the RSU will be forfeited in accordance with Section 6 of the Agreement without entitlement to the underlying Shares or to any amount as indemnification in the event of a termination of your employment prior to vesting by reason of, including, but not limited to: resignation, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without good cause (i.e., subject to a “despido improcedente”), individual or collective layoff on objective grounds, whether adjudged to be with cause or adjudged or recognized to be without good cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer, and under Article 10.3 of Royal Decree 1382/1985.

Furthermore, you understand that the Company has unilaterally, gratuitously and discretionally decided to grant RSUs under the Plan to individuals who may be employees of the Company or an Affiliate.  The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any Affiliate on an ongoing basis, other than as expressly set forth in the Agreement.  Consequently, you understand that the RSUs are granted on the assumption and condition that the RSUs and the Shares underlying the RSUs shall not become a part of any employment or service contract (either with the Company, the Employer or any Affiliate) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever.  In addition, you understand that the RSUs would not be granted to you but for the assumptions and conditions referred to above; thus, you acknowledge and freely accept that, should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any award of RSUs shall be null and void.

Securities Law Information.  In connection with this grant of RSUs, no “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory.  The Agreement (including this Addendum) has not been nor will it be registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus.

Sweden

Authorization to Withhold.  This provision supplements Section 7 of the Agreement.

Without limitation to the Company’s and the Employer’s authority to satisfy their withholding obligations for Tax-Related Items as set forth in Section 7 of the Agreement in accepting the grant of RSUs, you authorize the Company and/or the Employer to withhold Shares or to sell Shares otherwise deliverable to you upon vesting/settlement to

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satisfy Tax-Related Items regardless of whether the Company and/or the Employer have an obligation to withhold such Tax-Related Items.

Switzerland

Securities Law Information.  Neither this document nor any other document relating to the grant (i) constitutes a prospectus according to articles 35 et. seq. of the Swiss Federal Act on Financial Services (“FinSA”), (ii) may be publicly distributed nor otherwise made publicly available in Switzerland to any person other than an employee of the Company or one of its Affiliates or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to Article 51 of FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority.

Taiwan

Securities Law Information. The RSUs and the Shares to be issued pursuant to the Plan are available only to employees of the Company and its Affiliates.  The grant of the RSUs does not constitute a public offer of securities.

Thailand

Exchange Control Information.  As an individual resident in Thailand, you must repatriate any cash proceeds if the amount of the funds realized is US$50,000 or more in a single transaction.  The repatriated proceeds must either be converted into Thai Baht  or deposited into a foreign currency deposit account opened with any commercial bank in Thailand within 360 days of repatriation.  Any such commercial bank must be duly authorized by the Bank of Thailand to engage in the purchase, exchange and withdrawal of foreign currency.  Further, you must complete and submit and report the inward remittance of any proceeds into Thailand using a Foreign Exchange Transaction.

If you do not comply with the above obligations, you may be subject to penalties assessed by the Bank of Thailand.  Because exchange control regulations change frequently and without notice, you should consult your legal advisor to ensure compliance with current regulations.  It is your responsibility to comply with exchange control laws in Thailand, and neither the Company nor the Employer will be liable for any fines or penalties resulting from failure to comply with applicable laws.

Turkey

Securities Law Information.  The RSUs are made available only to employees of the Company and its Affiliates, and the offer of participation in the Plan is a private offering.  The grant of the RSUs and any issuance of Shares at vesting takes place outside Turkey.

Exchange Control Information.  In certain circumstances, Turkish residents are permitted to sell Shares traded on a non-Turkish stock exchange only through a financial intermediary licensed in Turkey.  Therefore, you may be required to appoint a Turkish broker to assist with the sale of any Shares acquired under the Plan.  You should consult your personal legal advisor before exercising or selling any Shares acquired under the Plan to confirm the applicability of this requirement.

United Arab Emirates

Securities Law Information.  The Agreement, including this Addendum, and any other documents related to the Plan are intended for distribution only to eligible employees of the Company and any Affiliate and relate to the grant of RSUs in the United Arab Emirates.

The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with the Plan.  Neither the Ministry of Economy nor the Dubai Department of Economic Development have approved the documents related to the Plan or taken steps to verify the information set out therein, and have no responsibility for them.

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The securities to which the grant under the Plan relates may be illiquid and/or subject to restrictions on their resale.  Prospective purchasers of the securities offered should conduct their own due diligence on the securities.

Employees who do not understand the contents of the Agreement, including this Addendum, or any other documents related to the Plan, should consult an authorized financial advisor.

United Kingdom

Responsibility for Taxes.  This provision supplements Section 7 of the Agreement:

Without limitation to this Section 7, you hereby agree that you are liable for all Tax-Related Items and hereby covenant to pay all such Tax-Related Items, as and when requested by the Company or the Employer or by Her Majesty’s Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority).  You also hereby agree to indemnify and keep indemnified the Company and the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay on your behalf to HMRC (or any other tax authority or any other relevant authority).

Notwithstanding the foregoing, if you are an executive officer or director (within the meaning of Section 13(k) of the Exchange Act) and income tax that is due is not collected from or paid by you within 90 days after the end of the U.K. tax year in which the vesting of the RSUs, release or assignment of the RSUs for consideration, or the receipt of any other benefit in connection with the RSUs occurs, the amount of any uncollected income tax may constitute a benefit to you on which additional income tax and national insurance contributions may be payable.  You understand that you will be responsible for reporting and paying any income tax due on this additional benefit directly to the HMRC under the self-assessment regime and for reimbursing the Company or the Employer (as appropriate) for the value of any employee national insurance contributions due on this additional benefit, which the Company or the Employer may recover from you by any means referred to in Section 7 of the Agreement.

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